The Board of Trustees and Shareholders
Green Century Funds

In planning and performing our
audits of the financial statements
of the Green Century Balanced Fund
and the Green Century Equity Fund
the Funds as of and for the year
ended July 31 2008 in accordance
with the standards of the Public
Company Accounting Oversight Board
United States we considered the
Funds internal control over financial
reporting including control activities
for safeguarding securities as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR
but not for the purpose of expressing
an opinion on the effectiveness of
the Funds internal control over
financial reporting. Accordingly we
express no such opinion.

Management of the Funds is responsible
for establishing and maintaining
effective internal control over
financial reporting. In fulfilling
this responsibility estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls. A companys
internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A companys
internal control over financial
reporting includes those policies and
procedures that 1 pertain to the
maintenance of records that in
reasonable detail accurately and fairly
reflect the transactions and
dispositions of the assets of the
company 2 provide reasonable assurance
that transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles and that receipts and
expenditures of the company are being
made only in accordance with
authorizations of management and
directors of the company and 3 provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition use or
disposition of a companys assets that
could have a material effect on the
financial statements.

Because of its inherent limitations
internal control over financial
reporting may not prevent or detect
misstatements. Also projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees in
the normal course of performing their
assigned functions to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency or
combination of deficiencies in internal
control over financial reporting such
that there is a reasonable possibility
that a material misstatement of the
Funds annual or interim financial
statements will not be prevented or
detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board United States. However
we noted no deficiencies in the Funds
internal control over financial
reporting and its operation including
controls over safeguarding securities
that we consider to be a material
weakness as defined above as of July
31 2008.

This report is intended solely for the
information and use of management and
the Board of Trustees of the Funds and
the Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than these
specified parties.




Boston, Massachusetts
September 26, 2008